EXHIBIT 5

                                BRL Law Group LLC
                         31 St. James Avenue, Suite 850
                           Boston, Massachusetts 02116

                                                               February 15, 2006

BrainStorm Cell Therapeutics Inc.
1350 Avenue of the Americas
New York, New York 10019

      Re: Registration Statement on Form S-8

Ladies and Gentlemen:

      We have acted as counsel to BrainStorm Cell Therapeutics Inc. (the "Company") in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to an aggregate of 9,143,462 shares of Common Stock, $.00005 par value per share (the "Shares"), of the Company to be issued pursuant to the Company's 2004 Global Share Option Plan and 2005 U.S. Stock Option and Incentive Plan (together, the "Plans").

      We have examined the Articles of Incorporation of the Company and the By-Laws of the Company, each as amended to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings (and written consents in lieu thereof) of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion. In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted as originals, the conformity to original documents of all documents submitted as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

      We express no opinion herein as to the laws of any state or jurisdiction other than the Washington Business Corporation Act and the federal laws of the United States of America.

      Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Plans, the Shares will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Securities Act.

                                                 Very truly yours,

                                                 /s/ BRL Law Group LLC

                                                 BRL Law Group LLC